FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cambridge Display Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4085264

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Cambridge Display Technology Limited Building 2020, Cambourne Business Park, Cambridge, United Kingdom	CB3 6DW

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-117824 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

The description of the registrant’s Common Stock is incorporated herein by reference to the information appearing under “Description of Capital Stock” in the registrant’s prospectus which forms a part of the registrant’s Registration Statement on Form S-1, filed July 30, 2004, as amended (File No. 333-117824) (the “Registration Statement”).

Item 2.    Exhibits

The following exhibits are filed as exhibits to the Registration Statement and incorporated herein by reference:

1.	Form of Second Amended and Restated Certificate of Incorporation of Cambridge Display Technology, Inc., as filed as Exhibit 3.1 to the Registration Statement.

2.	Amended Certificate of Designations, as filed as Exhibit 3.2 to the Registration Statement.

3.	Form of Second Amended and Restated Bylaws of Cambridge Display Technology, Inc., as filed as Exhibit 3.3 to the Registration Statement.

4.	Specimen certificate for common stock of Cambridge Display Technology, Inc., as filed as Exhibit 4.1 to the Registration Statement.

5.	Warrant, dated as of August 12, 2000, between CDT Acquisition Corp. and Heidrick & Struggles, Inc., as filed as Exhibit 4.2 to the Registration Statement.

6.	Form of Amended and Restated Registration Rights Agreement, among Cambridge Display Technology, Inc., Kelso Investment Associates VI, L.P., KEP VI, LLC, Hillman Capital Corporation, Hillman CDT LLC, Hillman CDT 2000 LLC and certain employees of Cambridge Display Technology, Inc. and its subsidiaries, as filed as Exhibit 10.11 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 15, 2004

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

By:	/s/ David Fyfe
Name: David Fyfe Title: Chief Executive Officer

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